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                                                                   EXHIBIT 10.27


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                       CORPORATE EXECUTIVE INCENTIVE PLAN
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GENERAL OVERVIEW

Executives of The Ground Round, Inc. will be eligible to participate in an annual Incentive Plan based upon the Company meeting or exceeding certain fiscal year-end financial objectives, as recommended by the Compensation Committee and approved by The Board of Directors of Ground Round Restaurants, Inc.

The Plan is designed to motivate and reward the Plan's key employees for the achievement of the Company's objectives. It is also intended to attract and retain a high level of quality personnel.

PLAN YEAR

For bonus purposes, the plan year will be the fiscal year.

ELIGIBILITY AND PARTICIPATION

All Officers, Department Directors and Field Operations Executives employed in a full-time position by the Company will be eligible to participate in the Corporate Executive Incentive Plan. There are three levels of bonus eligibility. A greater position level provides for an increased bonus potential as a percent of base salary. Annualized base salary as of the end of the plan year will be used in calculating all bonus awards for Plan participants.

See Attachment 1 for the list of eligible positions for 1996. An up-to-date listing of eligible positions will be maintained by the Human Resources Department. Persons employed in these positions as of the end of the plan year will be eligible for a bonus award; however, individuals must be in a bonus earning position for at least three full months prior to that date and continue to be employed at the time of the award distribution.

THE PLAN

Participants in the Corporate Executive Incentive Plan will be eligible based on the following criteria:

     1. Eighty per cent (80%) of an executive's bonus award will be based upon the level of Earnings Before interest & Taxes (EBIT), excluding gains or losses from the sale of assets, achieved by the Company; and

     2. Twenty per cent (20%) of the bonus award will be based upon the level of achievement of net cash provided by operating activities minus net cash used in investing activities ("Cash Flow") for the fiscal year.

PLAN QUALIFIER

The Company must be profitable during each of the last two quarters of the fiscal year. The Company can have a 1996 fiscal year loss of no more that $.10 per share for any bonus to be paid out under this plan. In addition, the entire cost of these awards must be included in the actual performance of the plan year. Before any bonus monies are paid out, they will be subject to approval by the Compensation Committee of the Board of Directors of Ground Round Restaurants, Inc.

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PLAN FUNDING

Before any bonus monies are paid out, the entire cost of these awards must be included in the actual performance of the plan year.

INCENTIVE AWARD DISTRIBUTION

Awards will be distributed no later than January after the fiscal year-end closing.

PRO-RATED PARTICIPATION

Those participants who are in a bonus eligible position for a minimum of three
(3) full months, but less that twelve (12) months will be receive a pro-rated bonus award. However, no bonus will be paid if the time is less than three months unless the employee came from an Operations position within the Company covered by one of the Team Performance Plans.

A pro-rated bonus award can be determined by:

         1. Dividing the actual number of months in the bonus position by twelve,

         2.   Multiplied by the achieved bonus percent,

         3. Multiplied by the annualized base salary as of the beginning of the plan year.

PROMOTIONS

Employees promoted into a position that is covered by the Corporate Executive Incentive Plan will be eligible for a pro-rated participation, as outlined above.

Those individuals promoted to a higher salary grade level within the same bonus level in the Incentive Plan will receive a pro-rated bonus based upon the number of months and base salary in each salary grade/position.

Those individuals promoted to a higher level on the Incentive Plan will receive a pro-rated bonus based upon the number of months, base salary and bonus level in each position.

DEMOTIONS

Employees who are demoted from one bonus level to another will receive the award of the lower bonus level.

Employees who are demoted off of the Incentive Plan prior to the close of the plan year will not be eligible for a bonus.

LEAVE OF ABSENCE

If a leave of absence occurs during the plan year, the bonus award will be pro-rated based upon the number of full months worked during the plan year.

Employees who are on a leave of absence at the time of an incentive award distribution will not be eligible for a bonus award until they have returned to work as an active full time employee.

If an employee is on a leave of absence for more than nine months during the plan year he/she will

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not be eligible to participate in the bonus plan for that plan year.

TERMINATIONS

Employees who terminate for any reason (except for death or retirement) prior to the distribution of bonus payments will forfeit all rights to this incentive plan. THERE WILL BE NO EXCEPTIONS MADE TO THIS OF ANY KIND.

CHANGES IN THE PLAN

The ultimate objective of this Incentive Program is to recognize outstanding Company performance and to award those individuals contributing to its success, accordingly. To that end, The Ground Round, Inc. reserves the right to amend, alter or change the provisions of the Corporate Executive Incentive Plan during this or subsequent years.

This plan does not constitute a contractual arrangement or contract of employment, nor does the failure of The Ground Round, Inc. to apply provisions hereof give rise to a claim against The Ground Round, Inc. Any incentive awards made under the terms of this plan will be limited by any governmental regulations that are in effect at the time of payment.

DISPUTES

Any disputes arising out of the accounting, payout or interpretation of this plan will be resolved through the sole discretion of the Compensation Committee of Ground Round Restaurants, Inc.

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ATTACHMENT 1:  1996 CORPORATE INCENTIVE PLAN PARTICIPANTS

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   PARTICIPATION       Target Bonus                  POSITION
       LEVEL         % of Base Salary
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        I                   100%       CHAIRMAN OF THE BOARD, CEO & PRESIDENT
                                       SENIOR VICE PRESIDENT, CFO & TREASURER
                                       SENIOR VICE PRESIDENT OPERATIONS
                                       VICE PRESIDENT HUMAN RESOURCES
                                       VICE PRESIDENT FOOD & BEVERAGE
                                       VICE PRESIDENT GENERAL COUNSEL
                                       VICE PRESIDENT PURCHASING & DISTRIBUTION

        II                  60%        CORPORATE CONTROLLER
                                       DIRECTOR OF FACILITIES
                                       DIRECTOR OF FRANCHISE OPERATIONS
                                       DIRECTOR MIS
                                       DIRECTOR TRAINING & DEVELOPMENT
                                       DIRECTOR OF REAL ESTATE & DEVELOPMENT

        III                 50%        SENIOR VICE PRESIDENT DIVISION OPERATIONS
                                       DIVISION VICE PRESIDENT OPERATIONS

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ATTACHMENT 2:  EXTRAORDINARY PERFORMANCE CRITERIA

DIRECTOR OF REAL ESTATE DEVELOPMENT

For Fiscal 1996, the Director of Real Estate Development will participate at the Level II as outlined in the Participant Levels Section of the Incentive Plan, however, 100% of the eligible bonus award will be based upon the level of achievement of Cash Flow.

DIRECTOR OF FRANCHISE OPERATIONS

For Fiscal 1996, the Director of Franchise Operations will participate at the Level II as outlined in the Participant Levels Sections of the Incentive Plan, however, 50% of the eligible bonus award will be based upon the level of achievement of Cash Flow.

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ATTACHMENT 3: CORPORATE INCENTIVE PLAN PROJECTIONS

     CORPORATE EXECUTIVE INCENTIVE PLAN - FY 1996
     INCENTIVE PROJECTIONS

     EARNINGS BEFORE INCOME TAX - EBIT
     Original date:    10/16/96
     Revised:          02/26/96

                                                       100.00%        60.00%       50.00%
                          % OF          % OF MAX       LEVEL I       LEVEL II    LEVEL III
          EBIT           TARGET          BONUS        % OF BASE     % OF BASE    % OF BASE
     -------------------------------------------------------------------------------------

      $10,575,000        100.0%          80.00%         80.0%         48.0%         40.0%
      $10,046,250         95.0%          74.62%         74.6%         44.8%         37.3%
      $ 9,517,500         90.0%          69.23%         69.2%         41.5%         34.6%
      $ 8,988,750         85.0%          63.85%         63.8%         38.3%         31.9%
      $ 8,460,000         80.0%          58.46%         58.5%         35.1%         29.2%
      $ 7,931,250         75.0%          53.08%         53.1%         31.8%         26.5%
      $ 7,402,500         70.0%          47.69%         47.7%         28.6%         23.8%
      $ 6,873,750         65.0%          42.31%         42.3%         25.4%         21.2%
      $ 6,345,000         60.0%          36.92%         36.9%         22.2%         18.5%
      $ 5,816,250         55.0%          31.54%         31.5%         18.9%         15.8%
      $ 5,287,500         50.0%          26.15%         26.2%         15.7%         13.1%
      $ 4,758,750         45.0%          20.77%         20.8%         12.5%         10.4%
      $ 4,230,000         40.0%          15.38%         15.4%          9.2%          7.7%
      $ 3,846,000         36.4%          10.00%         10.0%          6.0%          5.0%
                           0.0%           0.00%          0.0%          0.0%          0.0%

     FISCAL 1996 - CORPORATE EXECUTIVE INCENTIVE PLAN
     CASH FLOW

                                                      100.00%        60.00%        50.00%
                          % OF         % OF MAX       LEVEL I        LEVEL II    LEVEL III
     CASH                TARGET          BONUS       % OF BASE      % OF BASE    % OF BASE
     -------------------------------------------------------------------------------------

      $20,000,000        100.0%          20.00%         20.0%         12.0%         10.0%
      $19,425,000         97.1%          19.50%         19.5%         11.7%          9.8%
      $18,850,000         94.3%          19.00%         19.0%         11.4%          9.5%
      $18,275,000         91.4%          18.50%         18.5%         11.1%          9.3%
      $17,700,000         88.5%          18.00%         18.0%         10.8%          9.0%
      $17,125,000         85.6%          17.50%         17.5%         10.5%          8.8%
      $16,550,000         82.8%          17.00%         17.0%         10.2%          8.5%
      $15,975,000         79.9%          16.50%         16.5%          9.9%          8.3%
      $15,400,000         77.0%          16.00%         16.0%          9.6%          8.0%
      $14,825,000         74.1%          15.50%         15.5%          9.3%          7.8%
      $14,250,000         71.3%          15.00%         15.0%          9.0%          7.5%
      $13,675,000         68.4%          14.50%         14.5%          8.7%          7.3%
      $13,100,000         65.5%          14.00%         14.0%          8.4%          7.0%
      $12,525,000         62.6%          13.50%         13.5%          8.1%          6.8%
      $11,950,000         59.8%          13.00%         13.0%          7.8%          6.5%
      $11,375,000         56.9%          12.50%         12.5%          7.5%          6.3%
      $10,800,000         54.0%          12.00%         12.0%          7.2%          6.0%
      $10,225,000         51.1%          11.50%         11.5%          6.9%          5.8%
      $ 9,650,000         48.3%          11.00%         11.0%          6.6%          5.5%
      $ 9,075,000         45.4%          10.50%         10.5%          6.3%          5.3%
      $ 8,500,000         42.5%          10.00%         10.0%          6.0%          5.0%
                           0.0%           0.00%          0.0%          0.0%          0.0%



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